                                                                   Exhibit 4.12


                        FORM OF CREDIT LINE DEED OF TRUST
                         (Hancock County, West Virginia)
                 THIS INSTRUMENT SECURES AN OBLIGATION THAT MAY
                 ----------------------------------------------
                     INCREASE AND DECREASE FROM TIME TO TIME
                     ---------------------------------------

                  THIS CREDIT LINE DEED OF TRUST ("DEED OF TRUST"), made as of ______________, 2002, is made and executed by WEIRTON STEEL CORPORATION, a Delaware corporation ("GRANTOR"), having its principal offices at 400 Three Springs Drive, Weirton, West Virginia 26062, MARY CLARE EROS, being a resident of Jefferson County, West Virginia, as Trustee ("TRUSTEE"), having an address as 217 West Burke Street, Martinsburg, West Virginia 25401, for the benefit of FLEET CAPITAL CORPORATION ("FLEET"), a Rhode Island corporation with an office at One North Franklin, Suite 3600, Chicago, Illinois 60606, as agent (Fleet in its capacity as agent being hereinafter referred to as "AGENT") for Lenders (as "LENDERS" is defined in the Loan and Security Agreement referred to below).


                                    RECITALS

                  I. Pursuant to the terms of a certain Amended and Restated Loan and Security Agreement of even date herewith (said Amended and Restated Loan and Security Agreement, together with all amendments, supplements, modifications and replacements thereof, being hereinafter referred to as the "LOAN AGREEMENT") by and between Fleet, as a Lender and as Agent for all Lenders, Foothill Capital Corporation, as a Lender and as Syndication Agent, The CIT Group/Business Credit, Inc., as a Lender and as a Documentation Agent, GMAC Business Credit, LLC, as a Lender and as a Documentation Agent, and such other Lenders as are or may become party to the Loan Agreement and Grantor, Agent and Lenders have agreed to make loans to Grantor and extend other financial accommodations to Grantor in an aggregate principal amount of $200,000,000 (collectively, the "LOANS"). The Loans consist of revolving loans, evidenced by one or more notes in the aggregate principal amount of $200,000,000 (said notes, together with all amendments, supplements, modifications and full or partial replacements thereof, being hereinafter referred to as the "NOTES"), having a maturity date of March 31, 2004. A schedule of the Notes is attached hereto as
SCHEDULE 1. The terms and provisions of the Notes and the Loan Agreement are hereby incorporated by reference in this Deed of Trust. The rate or rates of interest payable under the Loan Agreement may vary from time to time.

                  II. THIS IS A CREDIT LINE DEED OF TRUST FOR THE PURPOSES OF W.VA. CODE SECTION 38 1-14 AND SECURES A MAXIMUM AMOUNT NOT TO EXCEED $200,000,000, and this Deed of Trust is also security for the payment of interest on the Loans and for the payment of taxes, insurance premiums and other obligations, including interest thereon, undertaken by Agent and/or Lenders pursuant to the provisions of this Deed of Trust or the Loan Agreement or by Trustees under this Deed of Trust. This Deed of Trust secures future advances that are intended to be obligatory which Agent and/or Lenders have
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agreed to make in accordance with the provisions of the Loan Agreement and therefore the principal amount secured hereby may increase or decrease from time to time.


                                GRANTING CLAUSES

                  To secure the payment of the indebtedness evidenced by the Notes and the performance and observance of all covenants and conditions contained in this Deed of Trust, the Notes, the Loan Agreement, and any other documents and instruments now or hereafter executed by Grantor to evidence, secure or guarantee the payment of all or any portion of the indebtedness under the Notes, the Loan Agreement and any and all renewals, extensions, amendments and replacements of this Deed of Trust, the Notes, the Loan Agreement and any such other documents and instruments (the Notes, the Loan Agreement, this Deed of Trust, and any other documents and instruments now or hereafter executed and delivered in connection with the Loans, and any and all amendments, renewals, extensions and replacements hereof and thereof, being sometimes referred to collectively as the "LOAN INSTRUMENTS") (all indebtedness and liabilities secured hereby being hereinafter sometimes referred to as "BORROWER'S LIABILITIES") and in consideration of the indebtedness and trusts hereinafter set forth and of the sum of $10, Grantor does hereby assign, grant and convey unto Trustee, in trust with the power of sale, the following described property and, with respect to that portion of the following described property which is personal property, unto Trustee and Agent, subject to the terms and conditions herein:

                  (A) The land located in Hancock County, West Virginia, legally described in attached EXHIBIT A ("LAND");

                  (B) All the buildings, structures, improvements and fixtures of every kind or nature now or hereafter situated on the Land and all machinery, appliances, equipment, furniture and all other personal property of every kind or nature which constitute fixtures with respect to the Land, together with all extensions, additions, improvements, substitutions and replacements of the foregoing ("IMPROVEMENTS");

                  (C) All easements, tenements, rights-of-way, vaults, gores of land, streets, ways, alleys, passages, sewer rights, water courses, water rights and powers and appurtenances in any way belonging, relating or appertaining to any of the Land or Improvements, or which hereafter shall in any way belong, relate or be appurtenant thereto, whether now owned or hereafter acquired ("APPURTENANCES");

                  (D) (i) All judgments, insurance proceeds, awards of damages and settlements which may result from any damage to all or any portion of the Land, Improvements or Appurtenances or any part thereof or to any rights appurtenant thereto;

                  (ii) All compensation, awards, damages, claims, rights of action and proceeds of or on account of (a) any damage or taking, pursuant to the power of eminent domain, of the Land, Improvements or Appurtenances or any part thereof, (b) damage to all



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or any portion of the Land, Improvements or Appurtenances by reason of the taking, pursuant to the power of eminent domain, of all or any portion of the Land, Improvements, Appurtenances or of other property, or (c) the alteration of the grade of any street or highway on or about the Land, Improvements, Appurtenances or any part thereof; and, except as otherwise provided herein, Agent is hereby authorized to collect and receive said awards and proceeds and to give proper receipts and acquittances therefor and, except as otherwise provided herein, to apply the same toward the payment of the indebtedness and other sums secured hereby; and

                  (iii) All proceeds, products, replacements, additions, substitutions, renewals and accessions of and to the Land, Improvements or Appurtenances;

                  (E) All rents, issues, profits, income and other benefits now or hereafter arising from or in respect of the Land, Improvements or Appurtenances (the "RENTS"); it being intended that this Granting Clause shall constitute an absolute and present assignment of the Rents, subject, however, to the revocable license given to Grantor to collect and use the Rents as provided in this Deed of Trust;

                  (F) Any and all leases, licenses and other occupancy agreements now or hereafter affecting the Land, Improvements or Appurtenances, together with all security therefor and guaranties thereof and all monies payable thereunder, and all books and records owned by Grantor which contain evidence of payments made under the leases and all security given therefor (collectively, the "LEASES"), subject, however, to the revocable license given in this Deed of Trust to Grantor to collect the Rents arising under the Leases as provided in this Deed of Trust;

                  (G) Any and all after-acquired right, title or interest of Grantor in and to any of the property described in the preceding Granting Clauses; and

                  (H) The proceeds from the sale, transfer, pledge or other disposition of any or all of the property described in the preceding Granting Clauses;

                  Notwithstanding anything to the contrary contained herein, in no event shall the Property include, nor shall Grantor be deemed to have granted, assigned or conveyed any interest hereunder in, any of the following:
(i) the assets described on EXHIBIT B attached hereto, and (ii) the Project Assets or any property arising from, or as a result of the disposition of, any of the Project Assets. As used herein, "PROJECT ASSETS" shall mean all of the pollution control equipment (as equipment is defined in the Uniform Commercial Code of the State of West Virginia ("UCC")) and fixtures (as defined in the UCC) located at Grantor's Weirton, West Virginia steel making facility, the purchase and/or installation of which were financed or refinanced with the proceeds of the City of Weirton, West Virginia's Pollution Control Revenue Refunding Bonds (Weirton Steel Corporation Project) Series 1989 issued by the City of Weirton, West Virginia.

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                  All of the Property described in the Granting Clauses is
sometimes referred to collectively as the "PROPERTY." The Rents and Leases are pledged on a parity with the Land and Improvements and not secondarily.

                  TO HAVE AND TO HOLD the Property unto Trustee and its successors in trust forever.

                  IN TRUST NEVERTHELESS, to secure payment of Borrower's Liabilities.


                                   ARTICLE ONE
                             COVENANTS OF MORTGAGOR

                  Grantor covenants and agrees with Agent as follows:

                  1.1. PERFORMANCE UNDER LOAN AGREEMENT, NOTES, DEED OF TRUST AND OTHER LOAN INSTRUMENTS. Grantor shall perform, observe and comply with or cause to be performed, observed and complied with in a complete and timely manner all provisions hereof, of the Loan Agreement and of the Notes, every other Loan Instrument and every instrument evidencing or securing Borrower's Liabilities.

                  1.2. GENERAL COVENANTS AND REPRESENTATIONS. Grantor covenants, represents and warrants that as of the date hereof and at all times thereafter during the term hereof: (a) Grantor is seized of an indefeasible estate in fee simple in that portion of the Property which is real property, and has good and absolute title to it and the balance of the Property free and clear of all liens, security interests, charges and encumbrances whatsoever, except those set forth on Schedule B of the loan policy of title insurance accepted by Agent insuring the lien of this Deed of Trust permitted by Agent (such liens, security interests, charges and encumbrances being hereinafter referred to as the "PERMITTED ENCUMBRANCES"), which Permitted Encumbrances shall include Permitted Liens (as defined in the Loan Agreement) and the licenses, covenants, restrictions, easements and rights of way granted from time to time by Grantor for utilities, pipelines, egress and ingress servicing or benefiting the Property and/or other property owned, leased or occupied by Grantor, any affiliate of Grantor, or any successor or assignee of Grantor or any affiliate of Grantor, under that certain Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of October 25, 2001; as amended under that certain First Amendment to Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of October 26, 2001, and as further amended under that certain Second Amendment to Master Declaration of Easements, Covenants and Restrictions for Weirton, West Virginia Plant Site dated as of _____________, 2002; and (b) Grantor will maintain and preserve the lien of this Deed of Trust as a first and paramount lien on the Property, subject only to the Permitted Encumbrances (except that this Deed of Trust shall not be subject to any items shown on a schedule of subordinate items contained in said loan policy), until Borrower's Liabilities have been paid in full and all obligations of Agent and Lenders under the Loan Agreement have been terminated.

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                  1.3. COMPLIANCE WITH LAWS AND OTHER RESTRICTIONS. Grantor
covenants and represents that the Land and the Improvements and the use thereof presently comply with, and, to the extent required by the Loan Agreement, will continue to comply with, all applicable restrictive covenants, zoning and subdivision ordinances and building codes, licenses, health and environmental laws and regulations and all other applicable laws, ordinances, rules and regulations.

                  1.4. TAXES AND OTHER CHARGES.

                  1.4.1. TAXES AND ASSESSMENTS. Grantor shall pay promptly when due all taxes, assessments, rates, dues, charges, fees, levies, fines, impositions, liabilities, obligations, liens and encumbrances of every kind and nature whatsoever now or hereafter imposed, levied or assessed upon or against the Property or any part thereof, or upon or against this Deed of Trust or Borrower's Liabilities; provided, however, that Grantor may in good faith contest the validity, applicability or amount of any tax, assessment or other charge, if Grantor complies with any provisions which may be set forth in the Loan Agreement regarding the contest of taxes.

                  1.4.2. TAXES AFFECTING INTEREST OF AGENT AND LENDERS. If any state, federal, municipal or other governmental law, order, rule or regulation, which becomes effective subsequent to the date hereof, in any manner changes or modifies existing laws governing the taxation of mortgages or deeds of trust or debts secured by mortgages or deeds of trust, or the manner of collecting taxes, so as to impose on Agent or Lenders a tax by reason of its ownership of any or all of the Loan Instruments or measured by the principal amount of Borrower's Liabilities, requires or has the practical effect of requiring Agent or Lenders to pay any portion of the real estate taxes levied in respect of the Property or to pay any tax levied in whole or in part in substitution for real estate taxes or otherwise affects materially and adversely the rights of Agent or Lenders in respect of Borrower's Liabilities, this Deed of Trust or the other Loan Instruments, Borrower's Liabilities and all interest accrued thereon shall, upon thirty (30) days' notice, become due and payable forthwith at the option of Agent, whether or not there shall have occurred an Event of Default, provided, however, that, if Grantor may, without violating or causing a violation of such law, order, rule or regulation, pay such taxes or other sums as are necessary to eliminate such adverse effect upon the rights of Agent and Lenders and does pay such taxes or other sums when due, Agent may not elect to declare due Borrower's Liabilities by reason of the provisions of this Section 1.4.2.

                  1.5. MECHANIC'S AND OTHER LIENS. Grantor shall not permit or suffer any mechanic's, laborer's, materialman's, statutory or other lien or encumbrance (other than Permitted Liens and any lien for taxes and assessments not yet due) to be created upon or against the Property; provided, however, that Grantor may in good faith, by appropriate proceedings, contest the validity, applicability or amount of any asserted lien, if Grantor complies with any provisions which may be set forth in the Loan Agreement regarding the contest of liens.

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                  1.6. INSURANCE AND CONDEMNATION.

                  1.6.1. INSURANCE POLICIES. Grantor shall, at its sole expense, obtain for, deliver to and maintain for the benefit of Agent and list Agent as loss payee and additional insured, as its interest may appear, until Borrower's Liabilities are paid in full, such policies of insurance as are required by the Loan Agreement.

                  1.6.2. ADJUSTMENT OF LOSS; APPLICATION OF PROCEEDS. Except as otherwise may be provided by the Loan Agreement, Agent is hereby authorized and empowered, at its option, to adjust or compromise any loss under any insurance policies covering the Property and to collect and receive the proceeds from any such policy or policies. Grantor hereby irrevocably appoints Agent as its attorney-in-fact for the purposes set forth in the preceding sentence. The entire amount of such proceeds, awards or compensation shall be applied as provided in the Loan Agreement.

                  1.6.3. CONDEMNATION AWARDS. Agent shall be entitled to all compensation, awards, damages, claims, rights of action and proceeds of, or on account of, (i) any damage or taking, pursuant to the power of eminent domain, of the Property or any part thereof, (ii) damage to the Property by reason of the taking, pursuant to the power of eminent domain, of other property, or (iii) the alteration of the grade of any street or highway on or about the Property. Agent is hereby authorized, at its option, to commence, appear in and prosecute in its own or Grantor's name any action or proceeding relating to any such compensation, awards, damages, claims, rights of action and proceeds and to settle or compromise any claim in connection therewith. Grantor hereby irrevocably appoints Agent as its attorney-in-fact for the purposes set forth in the preceding sentence. In the event that Grantor acquires any real estate to replace all or any portion of the Property which became subject to any such action or proceeding, Grantor shall execute and deliver to Agent a deed of trust of such replacement property, which deed of trust shall be in substantially the same form as this Deed of Trust, and Grantor shall deliver to Agent a survey and a title insurance policy and such other items in connection with such replacement property as Agent may require, all in form and substance satisfactory to Agent.

                  1.6.4. OBLIGATION TO REPAIR. If all or any part of the Property shall be damaged or destroyed by fire or other casualty or shall be damaged or taken through the exercise of the power of eminent domain or other cause described in Section 1.6.3, Grantor shall promptly and with all due diligence restore and repair the Property whether or not the proceeds, award or other compensation are made available to Grantor or are sufficient to pay the cost of such restoration or repair.

                  1.7. AGENT MAY PAY; DEFAULT RATE. Upon Grantor's failure to pay any amount required to be paid by Grantor under any provision of this Deed of Trust, Agent may pay the same. Grantor shall pay to Agent on demand the amount so paid by Agent together with interest at a rate equal to the highest rate payable under the Loan Agreement after the occurrence of an "Event of Default" as such term is defined in the Loan Agreement (the



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"DEFAULT RATE") and the amount so paid by Agent, together with interest, shall be added to Borrower's Liabilities.

                  1.8. CARE OF THE PROPERTY. Grantor shall preserve and maintain the Property in good operating condition. Grantor shall not, without the prior written consent of Agent, permit, commit or suffer any waste, impairment or deterioration of the Property or of any part thereof. Except to the extent that capital expenditures are permitted by the Loan Agreement, no new improvements shall be constructed on the Property and no part of the Property shall be altered in any material manner without the prior written consent of Agent.

                  1.9. TRANSFER OR ENCUMBRANCE OF THE PROPERTY. Except as permitted by the Loan Agreement, Grantor shall not permit or suffer to occur any sale, assignment, conveyance, transfer, mortgage, lease or encumbrance of the Property, any part thereof, or any interest therein, without the prior written consent of Agent having been obtained.

                  1.10. FURTHER ASSURANCES. At any time and from time to time, upon Agent's request, Grantor shall make, execute and deliver, or cause to be made, executed and delivered, to Agent, and where appropriate shall cause to be recorded, registered or filed, and from time to time thereafter to be re-recorded, re-registered and refiled at such time and in such offices and places as shall be deemed desirable by Agent, any and all such further mortgages, security agreements, financing statements, instruments of further assurance, certificates and other documents as Agent may consider reasonably necessary in order to effectuate or perfect, or to continue and preserve the obligations under, this Deed of Trust.

                  1.11. ASSIGNMENT OF RENTS. The assignment of rents, income and other benefits contained in Section (E) of the Granting Clauses of this Deed of Trust shall be fully operative without any further action on the part of either party, and, specifically, Agent shall be entitled, at its option, upon the occurrence of an Event of Default hereunder, to all rents, income and other benefits from the Property, whether or not Agent takes possession of such property. Such assignment and grant shall continue in effect until Borrower's Liabilities are paid in full and all obligations of Agent and Lenders under the Loan Agreement have been terminated, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of Grantor to the entry upon and taking possession of the Property by Agent pursuant to such grant, whether or not foreclosure proceedings have been instituted. Notwithstanding the foregoing, so long as no Event of Default has occurred, Grantor shall have a revocable license to continue to collect the rents, income and other benefits from the Property as they become due and payable but not more than thirty (30) days prior to the due date thereof.

                  1.12. AFTER-ACQUIRED PROPERTY. To the extent permitted by, and subject to, applicable law, the lien of this Deed of Trust shall automatically attach, without further act, to all property hereafter acquired by Grantor located in or on, or attached to, or used or intended to be used in connection with, or with the operation of, the Property or any part thereof.

                  1.13. LEASES AFFECTING PROPERTY. Grantor shall comply with and perform in a complete and timely manner all of its obligations as landlord under all leases affecting the




                                      -7-
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Property or any part thereof. The assignment contained in Sections (E) and (F)
of the Granting Clauses shall not be deemed to impose upon Agent any of the obligations or duties of the landlord or Grantor provided in any lease.

                  1.14. MANAGEMENT OF PROPERTY. Grantor shall cause the Property to be managed at all times in accordance with sound business practice.

                  1.15. EXECUTION OF LEASES. Grantor shall not permit any leases to be made of the Property, or to be modified, terminated, extended or renewed, without the prior written consent of Agent.

                  1.16. EXPENSES. In the event of foreclosure hereof, Agent shall be entitled to add to Borrower's Liabilities its reasonable expenses related thereto.

                  1.17. ENVIRONMENTAL CONDITIONS.

                  (a) Except as disclosed by letter dated ___________, 2002 to the Agent from Grantor, Grantor covenants, warrants and represents that there are no, nor will there, for so long as any of Borrower's Liabilities remain outstanding, be, any Hazardous Materials (as hereinafter defined) generated, released, stored, buried or deposited over, beneath, in or upon the Property except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor or, if not permitted by law, then to the extent non-compliance with applicable law is permitted by the Loan Agreement. For purposes of this Deed of Trust, "HAZARDOUS MATERIALS" shall mean and include any asbestos containing materials, polychlorinated biphenyls ("PCBS"), petroleum products, lead based paint, radioactive materials and any other hazardous, special or toxic materials, wastes and substances which are defined, determined or identified as such in any federal, state or local laws, rules, regulations, ordinances, orders, codes, statutes or guidelines in each case as amended (whether now existing or hereafter enacted or promulgated) including, without limitation, the Recourse Conservation and Recovery Act (42 U.S.C. Sec. 6901 et seq.), Toxic Substances Control Act (15 U.S.C. Sec. 2601), Clean Air Act (42 U.S.C. Sec. 7401 et seq.), Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sec. 9601 et seq.) and any law, statute, rule or ordinance of the State of West Virginia and any other governmental entity with jurisdiction over the Mortgaged Property, or any part thereof, concerning such Hazardous Materials or any judicial or administrative interpretation of such laws, rules, regulations. Such laws, statutes, rules, ordinances and regulations are hereinafter collectively referred to as the "HAZARDOUS MATERIALS LAWS."



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

                  (b) Grantor shall, and Grantor shall cause all employees, agents, contractors and subcontractors of Grantor and any other persons from time to time present on or occupying the Property to, keep and maintain the Property in compliance with, and not cause or knowingly permit the Property to be in violation of, any applicable Hazardous Materials Laws. Neither Grantor nor any employees, agents, contractors or subcontractors of Grantor or any other persons occupying or present on the Property shall use, generate, manufacture, store or dispose of on, under or about the Property or transport to or from the Property any Hazardous Materials, except as such Hazardous Materials may be required to be used, stored or transported in connection with the permitted uses of the Property and then only to the extent permitted by law after obtaining all necessary permits and licenses therefor.

                  (c) Grantor shall immediately advise Agent in writing of: (i) any notices received by Grantor (whether such notices are from the Environmental Protection Agency, or any other federal, state or local governmental agency or regional office thereof) of the violation or potential violation occurring on or about the Property of any applicable Hazardous Materials Laws; (ii) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened pursuant to any Hazardous Materials Laws; and (iii) all claims made or threatened by any third party against Grantor or the Property relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (i), (ii) and (iii) above are hereinafter referred to as "HAZARDOUS MATERIALS CLAIMS"). Agent shall have the right but not the obligation to join and participate in, as a party if it so elects, any legal proceedings or actions initiated in connection with any Hazardous Materials Claims and Grantor shall pay to Agent, upon demand, all attorneys' and consultants' fees incurred by Agent in connection therewith.

                  (d) Grantor shall be solely responsible for, and shall indemnify and hold harmless Agent and Lenders, and the directors, officers, employees, agents, successors and assigns of each of them, from and against any loss, damage, cost, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge, disposal or presence (whether prior to or during the term of the Loan or otherwise and regardless of by whom caused, whether by Grantor or any predecessor in title or any owner of land adjacent to the Property or any other third party, or any employee, agent, contractor or subcontractor of Grantor or any predecessor in title or any such adjacent land owner or any third person) of Hazardous Materials on, under or about the Property; including, without limitation: (i) claims of third parties (including governmental agencies) for damages, penalties, losses, costs, fees, expenses, damages, injunctive or other relief; (ii) response costs, clean-up costs, costs and expenses of removal and restoration, including fees of attorneys and experts, and costs of determining the existence of Hazardous Materials and reporting same to any governmental agency; and (iii) any and all expenses or obligations, including attorneys' fees, incurred at, before or after any trial or appeal therefrom whether or not taxable as costs, including, without limitation, attorneys' fees, witness fees, deposition costs, copying and telephone charges and other expenses. The obligations of Grantor under this subsection shall survive any of the foreclosure of this Deed of Trust, the repayment of Borrower's Liabilities, or other satisfaction of the indebtedness secured by this Deed of Trust, whether by deed in lieu of foreclosure or otherwise.

                  (e) Any loss, damage, cost, expense or liability incurred by Agent or Lenders as a result of a breach or misrepresentation by Grantor or for which Grantor is responsible or for which Grantor has indemnified Agent and Lenders shall be paid to Agent or Lenders, as the case may be, on demand, and, failing prompt reimbursement, such amounts shall, together with interest thereon at the Default Rate from the date incurred by Agent or Lenders, as the case may be, until paid by Grantor, be added to Borrower's Liabilities, be immediately due and payable and be secured by the lien of this Deed of Trust and the other Loan Instruments.


                                   ARTICLE TWO
                                    DEFAULTS

                  2.1. EVENT OF DEFAULT. The term "EVENT OF DEFAULT," wherever used in this Deed of Trust, shall mean any one or more of the following events:

                  (a) The failure by Grantor to keep, perform, or observe any covenant, condition or agreement on the part of Grantor in this Deed of Trust and such failure is not cured to Agent's satisfaction within fifteen (15) days after the sooner to occur of Grantor's receipt of notice of such breach from Agent or the date on which such failure or neglect first becomes known to any officer of Grantor, except for any occurrence described in the Loan Agreement for which a different grace or cure period is specified or which constitutes an immediate "Event of Default" under and as defined in the Loan Agreement, in which event the Loan Agreement will control.

                  (b) The occurrence of an "Event of Default" under and as defined in the Loan Agreement or any of the other Loan Instruments.

                                  ARTICLE THREE
                                    REMEDIES

                  3.1. ACCELERATION OF MATURITY; COLLECTION. If an Event of Default shall have occurred, Agent may declare all Borrower's Liabilities to be immediately due and payable, and thereupon collect Borrower's Liabilities by proper action, foreclosure of this Deed of Trust, or any other equitable proceeding.

                  3.2. POSSESSION AND OPERATION OF PROPERTY. If an Event of Default shall have occurred, in addition to all other rights herein conferred, Agent may have a receiver appointed or cause Trustee to enter on the Property, either in person or by agent, and take possession and charge of the Property, collect the Rents and have a receiver appointed for such purposes.

                  3.3. FORECLOSURE. After Borrower's Liabilities have been accelerated, Trustee, upon the written request of Agent, shall foreclose upon and sell the Property for cash in hand on day of sale to satisfy the Borrower's Liabilities in accordance with applicable provisions of West Virginia law. From the proceeds of such sale, Trustee shall pay, first the costs and expenses of executing this trust including the reasonable legal fees and other reasonable expenses of Agent, Lenders and Trustee, but Trustee shall be entitled to no commission; second, to Agent and/or Lenders all sums paid for taxes, insurance, repairs and all other costs and expenses incurred or paid under the provisions of this Deed of Trust, together with interest thereon at the Default Rate, from the date of payment; third, to Agent and/or Lenders the full amount due and unpaid on Borrower's Liabilities; and fourth, the balance, if any, to Grantor, its successors and assigns, upon delivery of and surrender to the purchasers of possession of the Property, less the expense, if any, of obtaining such possession. If foreclosure proceedings are instituted but not completed, Trustee shall be reimbursed for all reasonable costs and expenses incurred by it in commencing such proceedings. Any sale may be adjourned from time to time by oral proclamation by Trustee. Agent and Trustee shall also have all rights, remedies and powers of a secured party under the Uniform Commercial Code of West Virginia, as to personal property, fixtures and other applicable portions of the Property.

                  3.4. FORECLOSURE NOTICE. A copy of any notice of foreclosure sale and any other notices hereunder shall be served on Grantor by certified mail, return receipt requested, at the address for notice provided in Section
4.2 herein or at such other address as may be given to Agent in writing by Grantor subsequent to the execution and delivery of this Deed of Trust. Any notice of a subordinate lien, any notice of other liens made pursuant to W. Va. Code ss. 38-1-14 or other notice may be served on Agent at its address on the first page of this Deed of Trust.

                  3.5. ACTION OF TRUSTEE. Trustee may act in the execution of this trust, by agent or attorney. It is not necessary for Trustee to be personally present at any foreclosure sale.



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

                  3.6. SUBSTITUTION OF TRUSTEE. Agent may from time to time, for any reason or for no reason, substitute another Trustee, corporation or person, in place of the Trustee herein named. Upon each such appointment, the substituted Trustee shall be vested with all the rights, titles, interests, powers, duties and trusts conferred upon the Trustee herein named. Each appointment and substitution shall be evidenced by an instrument in writing, executed and acknowledged by Agent, which when recorded in the office of the Clerk of the County Commission of Hancock County, shall be conclusive proof of the proper substitution and appointment and notice to all parties in interest.

                  3.7. PERSONAL PROPERTY AND FIXTURES. If an Event of Default shall have occurred and be continuing, Agent shall have all rights and remedies of a secured party under the Uniform Commercial Code of West Virginia, including the right to sell it at public or private sale or otherwise dispose of, lease or use it, without regard to preservation of the Property or its value and without the necessity of a court order.

                  3.8. REMEDIES CUMULATIVE. No right, power or remedy conferred upon or reserved to Agent or Lenders by the Notes, the Loan Agreement, this Deed of Trust or any other Loan Instrument or any instrument evidencing or securing Borrower's Liabilities is exclusive of any other right, power or remedy, but each and every such right, power and remedy shall be cumulative and concurrent and shall be in addition to any other right, power and remedy given hereunder or under the Notes, the Loan Agreement or any other Loan Instrument or any instrument evidencing or securing Borrower's Liabilities, or now or hereafter existing at law, in equity or by statute.


                                  ARTICLE FOUR
                            MISCELLANEOUS PROVISIONS

                  4.1. HEIRS, SUCCESSORS AND ASSIGNS INCLUDED IN PARTIES. Whenever Grantor, Agent or Lenders are named or referred to herein, heirs and successors and assigns of such person or entity shall be included, and all covenants and agreements contained in this Deed of Trust shall bind the successors and assigns of Grantor, including any subsequent owner of all or any part of the Property and inure to the benefit of the successors and assigns of Agent and Lenders.

                  4.2. NOTICES. Except as specifically set forth herein, all notices, requests, reports, demands or other instruments required or contemplated to be given or furnished under this Deed of Trust to Grantor or Agent shall be directed to Grantor or Agent, as the case may be, in the manner and at the addresses for notice set forth in the Loan Agreement.

                  4.3. HEADINGS. The headings of the articles, sections, paragraphs and subdivisions of this Deed of Trust are for convenience only, are not to be considered a part hereof, and shall not limit, expand or otherwise affect any of the terms hereof.

                  4.4. INVALID PROVISIONS. In the event that any of the covenants, agreements, terms or provisions contained in this Deed of Trust shall be invalid, illegal or unenforceable in any respect, the validity of the remaining covenants, agreements, terms or provisions contained herein (or the application of the covenant, agreement, term held to be invalid, illegal or unenforceable, to persons or circumstances other than those in respect of which it is invalid, illegal or unenforceable) shall be in no way affected, prejudiced or disturbed thereby.

                  4.5. CHANGES. Neither this Deed of Trust nor any term hereof may be released, changed, waived, discharged or terminated orally, or by any action or inaction, but only by an instrument in writing signed by the party against which enforcement of the release, change, waiver, discharge or termination is sought.

                  4.6. GOVERNING LAW. Except with respect to the creation, perfection, priority and enforcement of the lien and security interest created hereunder, all of which shall be construed, interpreted, enforced and governed by the laws of the State of West Virginia, the validity and interpretation of this Deed of Trust shall be governed by and in accordance with the internal laws of the State of Illinois, without regard to conflicts of law principles.

                  4.7. LIMITATION OF INTEREST. The provisions of the Loan Agreement regarding the payment of lawful interest are hereby incorporated herein by reference.

                  4.8. FUTURE ADVANCES. THIS IS A CREDIT LINE DEED OF TRUST FOR THE PURPOSES OF W.VA. CODE Sec. 38-1-14 AND SECURES AN AGGREGATE MAXIMUM PRINCIPAL AMOUNT NOT TO EXCEED $200,000,000, and this Deed of Trust is also security for the payment of interest on the Loans and for the payment of taxes, insurance premiums and other obligations, including interest thereon, undertaken by Agent and/or Lenders pursuant to the provisions of this Deed of Trust or the Loan Agreement or by Trustees under this Deed of Trust. This Deed of Trust secures future advances that are intended to be obligatory which Agent and/or Lenders have agreed to make in accordance with the provisions of the Loan Agreement and therefore the principal amount secured hereby may increase or decrease from time to time.

                  4.9. INTENTIONALLY DELETED.

                  4.10. LAST DOLLAR. The lien of this Deed of Trust shall remain in effect until the last dollar of Borrower's Liabilities is paid in full and all obligations of Agent and Lenders under the Loan Agreement have been terminated.

                  4.11. RELEASE. Upon full payment and satisfaction of Borrower's Liabilities and the termination of all obligations of Agent and Lenders under the Loan Agreement, Agent shall issue to Grantor an appropriate release or satisfaction in recordable form.

                  4.12. TIME OF THE ESSENCE. Time is of the essence with respect to this Deed of Trust and all the provisions hereof.

                  4.13. LOAN AGREEMENT. The Loans are governed by terms and provisions set forth in the Loan Agreement and in the event of any conflict between the terms of this Deed of Trust and the terms of the Loan Agreement, the terms of the Loan Agreement shall control.

                  4.14. REPLACEMENT OF NOTES. Any one or more of the financial institutions which are or become a party to the Loan Agreement as Lenders may from time to time be replaced and, accordingly, one or more of the Notes may from time to time be replaced, provided that the terms of the Notes following such replacement, including the principal amount evidenced thereby, shall remain the same. As the indebtedness secured by this Deed of Trust shall remain the same, such replacement of the Notes shall not be construed as a novation and shall not affect, diminish or abrogate Grantor's liability under this Deed of Trust or the priority of this Deed of Trust.

                  IN WITNESS WHEREOF, Grantor has caused this instrument to be executed by its duly authorized officer as of the day and year first above written.

                              WEIRTON STEEL CORPORATION,
                              a Delaware corporation


                              By_______________________________________________
                              Name:  Mark E. Kaplan
                              Title: Vice President and Chief Financial Officer

                                 ACKNOWLEDGMENT


STATE OF WEST VIRGINIA,
COUNTY OF HANCOCK, TO-WIT:

                  The foregoing instrument was acknowledged before me this _______ day of _________________, 2002, by Mark E. Kaplan, Vice President and Chief Financial Officer of WEIRTON STEEL CORPORATION, a Delaware corporation, on behalf of said corporation.


My Commission Expires:  ________________

                                                ________________________________
                                                          Notary Public


[NOTARIAL SEAL]




                         THIS INSTRUMENT WAS PREPARED BY
                         AND AFTER RECORDING RETURN TO:

                              Carole K. Towne, Esq.
                          Goldberg, Kohn, Bell, Black,
                            Rosenbloom & Moritz, Ltd.
                              55 East Monroe Street
                                   Suite 3700
                             Chicago, Illinois 60603
                                 (312) 201-4000